Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intrexon Corporation of our report dated March 1, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Intrexon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 9, 2019